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                            COHEN & KAMENY CPA'S PLLC
                       3530 Henry Hudson Parkway, Suite B
                            Riverdale, New York 10463

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Form 10 Registration Statement of our report as of March 31, 2000, dated April 7, 2000, relating to the financial statements of Parade Holdings, Inc. that appear in such Form 10.



                            Cohen & Kameny CPA'S PLLC
                          Certified Public Accountants



Riverdale, New York
April 12, 2000